Exhibit 99.1

FOR IMMEDIATE RELEASE

TPG Pace Energy Holdings Corp. Announces Pricing of

$600,000,000 Initial Public Offering

FORT WORTH, TX, May 4, 2017 – TPG Pace Energy Holdings Corp. (the “Company” or “TPG Pace Energy”), an energy-focused special purpose acquisition entity, led by Chairman and CEO Steve Chazen, today announced the pricing of its initial public offering of 60,000,000 units at a price of $10.00 per unit. The units will be listed on the New York Stock Exchange and trade under the ticker symbol “TPGE.U” beginning May 5, 2017. Each unit consists of one share of the Company’s Class A common stock and one-third of one warrant, each whole warrant enabling the holder thereof to purchase one whole share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on the New York Stock Exchange under the symbols “TPGE” and “TPGE WS,” respectively.

Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are serving as joint book runners for the offering. Tudor, Pickering, Holt & Co. Securities, Inc. is serving as a co-manager. TPG Pace Energy Holdings Corp. has granted the underwriters a 45-day option to purchase up to an additional 9,000,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, NY 10005-2836, tel: (800) 503-4611, email: prospectus.CPDG@db.com; Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282, tel: (212) 902-1171, fax: (212) 902-9316, email: prospectus-ny@ny.email.gs.com; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, tel: (800) 831-9146; and Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, One Madison Avenue, New York, NY 10010, email: newyork.prospectus@credit-suisse.com, tel: (800) 221-1037.

A registration statement relating to the securities has been declared effective by the SEC on May 4, 2017. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About TPG Pace Energy

TPG Pace Energy is a special purpose acquisition company formed by TPG Pace Group for the purpose of entering into a merger, stock purchase, or similar business combination with one or more businesses in energy or energy-related industries. The strategy of TPG Pace Energy is to identify and acquire businesses that are better suited to generate strong returns in a public market environment while benefitting from the broader operational knowledge, resources and private equity heritage of TPG.

About TPG Pace Group

TPG Pace Group is the firm’s dedicated permanent capital platform, created in 2015 with the objective of sponsoring special purpose acquisition companies and other permanent capital solutions for companies. TPG Pace Group has a long-term, patient, and highly flexible capital base, allowing us to seek transactions across industries and geographies. The creation of TPG Pace Group builds on TPG’s efforts to grow its private equity offering by servicing different return profiles and product types. Since the start of 2014, the firm has launched several new products, including TPG Pace Group, TPG Real Estate Finance Trust, TSL Europe and Arrow Ridge Capital.

Media Contact:

Luke Barrett

(415) 743-1550

media@tpg.com

Investor Contact:

Pace Holdings

(212) 405-8458

pace@tpg.com